Exhibit 10.6

Form of Liquid Capital Loan Contract

(Contract No.        )

Borrower: [     ]

Loaner: Bank of China Ltd. Wenzhou Longwan Branch

I.	Loan amount:

Currency: [___].

Amount: [___].

II.	Loan period: [___] months [___] days, from the actual withdrawal date (or the first withdrawal date if installment withdrawal).

III.	Loan purpose: [___]. Without written consent of the Loaner, the Borrower cannot change the loan purpose.

IV.	Loan interest rate, interest calculation and interest settlement:

1.	Loan interest rate is No. [___]

1)	Fixed rate: Loan interest rate of year would be [___] % without fluctuating during the period of the contract.

2)	Fluctuated rate: the actual withdrawal date (or the first withdrawal date if installment withdrawal) will be the starting date, and every [___] months [___] years will be a fluctuation period.

2.	Interest is calculated since the actual withdrawal date (or the first withdrawal date if installment withdrawal).

3.	Loan interest will be settled quarterly. The 20th of the last month of each quarter would be interest settlement date and the 21st would be the pay date for loan interest.

4.	Penalty interest will be calculated if the loan is not repaid timely or is used in violation of this agreement.

V.	Withdraw plan:

Borrower should withdraw according to the flowing [___]:

1.	Withdraw on [___].

2.	Withdraw within [___] days from [___].

3.	Withdraw in following installments: [___]

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VI.	Repay plan:

Borrower should withdraw according to the flowing [___]:

1.	Repay all the loan when the loan period is due.

2.	Repay according to following plan: [___].

If Borrower needs to change the repay deadline, it shall send a written application to Loaner at least one business day in advance. The change should be agreed upon by other parties.

VII.	Guarantee:

The contract is the main contract of the Maximum Guarantee Contract / Maximum Mortgage Contract / Maximum Pledge Contract (No. [___]) signed by guarantor [___] who will provide maximum guarantee/mortgage/pledge.

The contract is the main contract of the Maximum Guarantee Contract / Maximum Mortgage Contract / Maximum Pledge Contract (No. [___]) signed by guarantor [___] who will provide maximum guarantee/mortgage/pledge.

The contract is the main contract of the Maximum Guarantee Contract / Maximum Mortgage Contract / Maximum Pledge Contract (No. [___]) signed by guarantor [___] who will provide maximum guarantee/mortgage/pledge.

VIII.	Other:

Under the circumstances as below, the loaner has the right to have the borrower provide a new guarantee:

1.	Certain events happen that assure the loaner to think that the borrower or guarantor can’t performance the contract;

2.	The guarantee contract became invalid, revoked or terminated;

3.	The financial situation of the borrower and guarantor deteriorated or they are involved in significant litigation or arbitration cases;

4.	The guarantee breaches the contract, or the collateral is devalued, damaged, lost in fire, or was sealed which results in decrease or loss of collateral value.

Borrower: [___]

Loaner: Bank of China Ltd. Wenzhou Longwan Branch

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